Exhibit 10.110

NINTH AMENDMENT TO LOAN AGREEMENT,

AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTES

NINTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTES (this “Amendment”), dated as of March 28, 2003, by and among [i] THERMOVIEW INDUSTRIES, INC., a Delaware corporation (“ThermoView”), [ii] AMERICAN HOME DEVELOPERS CO., INC., a California corporation (“American Home”), [iii] FIVE STAR BUILDERS, INC., a California corporation (“Five Star”), [iv] KEY HOME CREDIT, INC., a Delaware corporation (“Key Home”), [v] KEY HOME MORTGAGE, INC., a Delaware corporation (“Key Home Mortgage”), [vi] LEINGANG SIDING AND WINDOW, INC., a North Dakota business corporation (“Leingang Siding”),  [vii] PRECISION WINDOW MFG., INC., a Missouri corporation (“Precision”), [viii]  PRIMAX WINDOW CO., a Kentucky corporation (“Primax”), [ix] ROLOX, INC., a Kansas corporation (“Rolox”), [x] TD WINDOWS, INC., a Kentucky corporation (“TD Windows”), [xi] THERMAL LINE WINDOWS, INC., a North Dakota corporation (“Thermal Line”), [xii] THERMOVIEW OF MISSOURI, INC., a Missouri corporation (“ThermoView-Missouri”), [xiii] THERMO-TILT WINDOW COMPANY, a Delaware corporation (“Thermo-Tilt”), [xiv]THERMO-SHIELD OF AMERICA (ARIZONA), INC., an Arizona corporation (“Thermo-Shield Arizona”), [xv] THERMO-SHIELD OF AMERICA (MICHIGAN), INC., a Michigan corporation (“Thermo-Shield Michigan”), [xvi] THERMO-SHIELD COMPANY, LLC, an Illinois limited liability company (“Thermo-Shield Company”), [xvii] THERMO-SHIELD OF AMERICA (WISCONSIN), LLC, a Wisconsin limited liability company (“Thermo-Shield Wisconsin”), [xviii] THERMOVIEW ADVERTISING GROUP, INC., a Delaware corporation (“ThermoView Advertising”) and [xix] THOMAS CONSTRUCTION, INC., a Missouri corporation (“Thomas Construction”), (ThermoView, American Home, Five Star, Key Home, Key Home Mortgage, Leingang Siding, Precision, Primax, Rolox, TD Windows, Thermal Line, ThermoView-Missouri, Thermo-Tilt, Thermo-Shield Arizona, Thermo-Shield Michigan, Thermo-Shield Company, Thermo-Shield Wisconsin, ThermoView Advertising and Thomas Construction individually are referred to in this Agreement as a “Borrower” and collectively, as the “Borrowers”) having an address in care of ThermoView Industries, Inc., 5611 Fern Valley Road, Louisville, Kentucky 40228 and [xx] GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation (“GE Capital” or the “Series A Lender” or the “Series C Lender”) and [xi] GE Capital as collateral agent, as applicable (in such capacity, the “Collateral Agent”) and [xii] Rodney H. Thomas, Charles L. Smith, Robert L. Cox, Robert L. Cox, II, Stephen A. Hoffmann, Mitch M. Wexler, Stephen Townzen, Emerging Business Solutions, LLC, Ronald L. Carmicle, Raymond C. Dauenhauer, J. Sherman Henderson, III, Bruce C. Merrick, George T. Underhill, II and Daniel F. Dooley (each, a “Series B Lender” and collectively, the “Series B Lenders”, and together with the Series A Lender and the Series C Lender, the “Lenders”).

W I T N E S S E T H:

A.            Pursuant to that certain Assignment and Acceptance Agreement, dated as of March 22, 2001, the Lenders purchased loans made to the Borrowers pursuant to that certain Loan Agreement dated as of August 31, 1998, as amended pursuant to (a) that certain Joinder to Loan Documents and Amendment to Loan Documents (Thomas Construction, Inc.) dated as of January 1, 1999, by and among certain of the Borrowers and PNC Bank (“PNC”), (b) that certain Joinder to Loan Documents and Amendment to Loan Documents (Precision Window Mfg., Inc.) dated as of January 5, 1999, by and among certain of the

Borrowers and PNC, (c) that certain Joinder to Loan Documents and Amendment to Loan Documents (Thermo-Shield) dated as of July 8, 1999, by and among certain of the Borrowers and PNC, (d) that certain Amendment to Loan Agreement dated as of July 30, 1999, by and among certain of the Borrowers and PNC, (e) that certain Second Amendment to Loan Agreement dated as of October 14, 1999, by and among certain of the Borrowers and PNC, (f) that certain Third Amendment to Loan Agreement dated as of November, 1999, by and among certain of the Borrowers and PNC, (g) that certain Fourth Amendment to Loan Agreement and Amendment to Note and Term Note dated as of November 10, 1999, by and among certain of the Borrowers and PNC, (h) that certain Fifth Amendment to Loan Agreement and Amendment to Note dated as of April 14, 2000, by and among the Borrowers and the PNC, (i) that certain Sixth Amendment to Loan Agreement dated as of August 15, 2000, by and among the Borrowers and PNC, (j) that certain Seventh Amendment to Loan Agreement dated as of March 22, 2001, among the Borrowers and PNC and (k) that certain Eighth Amendment and Amendment and Restatement of Note dated as of March 22, 2001 (collectively, the “Loan Agreement”; capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Loan Agreement).

B.            In connection with the Loan Agreement, the Borrowers executed and delivered to (i) the Series A Lender, the Amended and Restated Series A Promissory Note, (ii) each Series B Lender, an Amended and Restated Series B Promissory Note and (iii) the Series C Lender, the Amended and Restated Series C Promissory Note, each dated March 22, 2001 (as amended, modified or supplemented from time to time the “Notes” and together with the Loan Agreement, the “Loan Documents”).

E.             The Borrowers are in default under the Loan Documents as of the date hereof, and the Borrowers have requested a waiver of such default and Event of Default (as such term is defined in the Loan Documents) existing as of the date hereof, as well as amendments to the Loan Documents as more particularly described in this Amendment.

F.             The Lenders are willing to waive such default and Event of Default existing under the Loan Documents as of the date hereof, and to amend the Loan Documents as more particularly described in this Amendment upon the condition, among others, that the Borrowers execute and deliver this Amendment in favor of the Lenders.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           AMENDMENT TO THE LOAN AGREEMENT.  Effective as of the Effective Date (as defined herein), the Loan Agreement is amended as follows:

1.1           By amending and restating Section 4.I [1] of the Loan Agreement as follows:

“[I]          [1]           Free Cash Flow to Cash Interest Payments.  (i) Thermoview will maintain a ratio of Free Cash Flow to Cash Interest Payments equal to or greater than as set forth below.  Such ratio shall be determined on a rolling 4 quarter basis measured to begin with the fiscal quarter ending on December 31, 2001 and as of each fiscal quarter thereafter through and including the fiscal quarter ending on March 31, 2004:

June 30, 2001	1.75 to 1.00
September 30, 2001	1.75 to 1.00
December 31, 2001	1.75 to 1.00
March 31, 2002	1.10 to 1.00
June 30, 2002	1.75 to 1.00
September 30, 2002	1.75 to 1.00
December 31, 2002	1.75 to 1.00
March 31, 2003	1.40 to 1.00
June 30, 2003	1.40 to 1.00
September 30, 2003	1.40 to 1.00
December 31, 2003 and thereafter”	1.75 to 1.00

1.2           By amending and restating the chart included in Section 4.I.[2] of the Loan Agreement as follows:

“[2]  Funded Debt to EBITDA Ratio.  The ratio, calculated as of the end of each fiscal quarter of Thermoview beginning December 31, 2001 (each a “Calculation Date”), of the consolidated (and combined, if applicable) Funded Debt of Thermoview as of each Calculation Date divided by the consolidated (and combined, if applicable) EBITDA for Thermoview for the four (4) fiscal quarters of Thermoview ending on the applicable Calculation Date shall not be greater than as set forth opposite each Calculation Date below:

December 31, 2001	5.25 to 1.00
March 31, 2002	5.25 to 1.00
June 30, 2002	4.15 to 1.00
September 30, 2002	3.40 to 1.00
December 31, 2002	3.55 to 1.00
March 31, 2003	5.00 to 1.00
June 30, 2003	5.00 to 1.00
September 30, 2003	4.10 to 1.00
December 31, 2003 and thereafter	3.70 to 1.00

1.3           By amending and restating Section 5.G. of the Loan Agreement as follows:

“G. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, other than regularly scheduled (i) “PIK” dividends accrued for the period from October 1, 2001 to December 31, 2002 on its outstanding Series D Preferred Stock, $.001 par value, of Company (“Series D Preferred Stock”) and Series E Preferred Stock, $.001 par value, of Company (“Series E Preferred Stock”), which payments shall be in the form of Series D Preferred Stock and Series E Preferred Stock, respectively and (ii) “PIK” or cash dividends accruing after January 1, 2003 on the Series D Preferred Stock and Series E Preferred Stock; provided, however, that no payments of dividends shall be permitted pursuant to clause (ii) above if, (x) at the time of such payment, Borrowers shall not be in compliance with the provisions of Section 4.I. of this Agreement as such section is amended and restated in the Eighth Amendment to Loan

Agreement and Amendment and Restatement of Note, dated as of March 22, 2001, among Borrowers and Lenders (without giving effect for purposes of this clause (x) to the terms of any subsequent amendment to Section 4.I. of this Agreement, including, without limitation, Sections 1.1 and 1.2 of the Ninth Amendment to Loan Agreement and Amendment to Amended and Restated Promissory Notes, dated as of March 28, 2003, among Borrowers and Lenders) or (y) at the time of such payment a Default or Event of Default shall have occurred and be continuing or such payment would result in the occurrence of a Default or Event of Default.”

1.4           By amending and restating Section 5.H. of the Loan Agreement as follows:

“H.          Hoffmann and Bowlds Note.  So long as any Loans shall remain outstanding, no Borrower shall voluntarily prepay any amounts pursuant to either the Hoffmann Note or the Bowlds Note (each as defined below) or be permitted to make any amendments to the Hoffmann Note or the Bowlds Note.”

1.5           By amending and restating Section 6.F. as follows:

“F.           So long as any Loan shall remain outstanding, any Borrower shall make any principal payment or voluntarily prepay any amount in connection with that certain Promissory Note dated as of March 22, 2001 by the Borrowers in favor of Hoffmann (the “Hoffmann Note”) or that certain Promissory Note dated as of March 22, 2001 by the Borrowers in favor of Richard E. Bowlds (the “Bowlds Note”).”

SECTION 2.           AMENDMENTS TO NOTES.

2.1           By amending and restating clause (vii) of the first paragraph of Section 6 of each Note as follows:  “(vii) the entry of a final judgment against any Obligor in excess of $100,000, which judgment has not been stayed, discharged or appealed within five (5) Business Days of the date of entry thereof,”.

2.2           By amending and restating clause (b) of the second paragraph of Section 6 of each Note as follows:  “(b) if an Event of Default specified in clauses (i), (vii) or (ix) above, or Section 6.E. or 6.F. of the Loan Agreement, or an Event of Default resulting from a breach of Section 5.G. of the Loan Agreement, shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Requisite A Lenders or, if the Series A Note shall no longer be outstanding, the Requisite Lenders, and without demand or notice of any kind, may be accelerated and become immediately due and payable;”.

SECTION 3.           CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective as of December 31, 2002 (such date is referred to herein as the “Effective Date”) upon (i) full execution and delivery of this Amendment by the parties hereto, (ii) full execution and delivery of Amendment No. 5 and Waiver to the Securities Purchase Agreement, dated as of the date hereof, between Thermoview and GE Capital, in form and substance satisfactory to GE Capital and (iii) full execution and delivery of a certificate of a senior executive officer of Thermoview, dated the date hereof, to the effect that, as of the date hereof, no litigation not listed on Annex A hereto has been commenced against Thermoview or any of its Subsidiaries.

SECTION 4.           EXPENSES.  Within       days of the date hereof, Thermoview shall pay to GE Capital, and shall reimburse GE Capital for, all reasonable expenses of GE Capital in connection with the preparation of this Amendment and each of the other documents prepared in connection herewith (including the reasonable fees and expenses of counsel) and all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of GE Capital’s counsel, Weil, Gotshal & Manges LLP) related thereto.

SECTION 5.           EFFECT ON LOAN DOCUMENTS.

(a)           On and after the Effective Date, each reference in the Loan Documents to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import, shall mean and be a reference to such Loan Document as amended hereby.

(b)           Except as specifically amended above in connection herewith, each Loan Document shall remain in full force and effect and is hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.           GOVERNING LAW.  THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES.

SECTION 7.           SECTION TITLES.  Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 8.           COUNTERPARTS.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

GE CAPITAL EQUITY INVESTMENTS, INC.,
as Series A Lender, Series C Lender and as Collateral Agent

By:
Name, Title

SERIES B LENDERS:

RODNEY H. THOMAS

CHARLES L. SMITH

ROBERT L. COX

ROBERT L. COX, II

STEPHEN A. HOFFMANN

MITCH M. WEXLER

STEPHEN TOWNZEN

EMERGING BUSINESS SOLUTIONS, LLC

By:
Name:
Title:

RONALD L. CARMICLE

RAYMOND C. DAUENHAUER

J. SHERMAN HENDERSON, III

BRUCE C. MERRICK

GEORGE T. UNDERHILL, II

DANIEL F. DOOLEY

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA(WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By: